Form 10-K - Item 14(a)(1) & (2)

Orbit International Corp. and Subsidiaries

Index to Financial Statements and Financial
Statement Schedule




Report of Independent Auditors	F-  2
Consolidated Balance SheetsCDecember 31, 1998 and 1997	F-  3
Consolidated Statements of OperationsCYears ended December 31, 1998, 1997 and
1996................	F-  5
Consolidated Statements of Stockholders= EquityCYears ended December 31, 1998,
1997 and 1996	F-  6
Consolidated Statements of Cash FlowsCYears ended December 31, 1998, 1997 and
1996	F-  8
Notes to Consolidated Financial Statements	F-10


The following financial statement schedule is included in Item 14(d):


Schedule IICValuation and qualifying accounts	S-  1


All other schedules for which provision is made in the applicable accounting regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.











Report of Independent Auditors

Stockholders and Board of Directors
Orbit International Corp.

We have audited the accompanying consolidated balance sheets of Orbit International Corp. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders= equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company=s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Orbit International Corp. and subsidiaries at December 31, 1998 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




New York, New York
March 5, 1999

Orbit International Corp. and Subsidiaries

Consolidated Balance Sheets





December 31,




1998

1997

Assets





Current assets:





Cash and cash equivalents

$   438,000

$ 1,096,000

Investments in marketable securities

3,230,000

2,004,000

Accounts receivable, less allowance for doubtful accounts of $178,000 in 1998 and $203,000 in 1997


2,345,000


3,045,000

Inventories

7,089,000

6,319,000

Restricted investments, related to discontinued operations


26,000


451,000

Assets held for sale, net

80,000

265,000

Other current assets

140,000

304,000

Deferred tax assets

276,000

B

Total current assets

13,624,000

13,484,000







Property, plant and equipment at cost, less accumulated depreciation and amortization


2,267,000


2,342,000

Excess of cost over the fair value of assets acquired, less accumulated amortization of $234,000 in 1998 and $157,000 in 1997



  1,155,000



1,251,000

Investments in marketable securities

517,000

470,000

Other assets

658,000

352,000

Deferred tax assets

924,000

B

Total assets

$19,145,000

$17,899,000


Orbit International Corp. and Subsidiaries

Consolidated Balance Sheets (continued)





December 31,




1998

1997

Liabilities and stockholders= equity





Current liabilities:





Current portion of long-term obligations

$    593,000

$1,624,000

Accounts payable

1,189,000

1,086,000

Accrued expenses

2,432,000

2,114,000

Notes payable

B

97,000

Accounts payable, accrued expenses and
reservesapplicable to discontinued operations


669,000


900,000

Due to factor

15,000

260,000

Customer advances

785,000

B

Total current liabilities

5,683,000

6,081,000







Long-term obligations

3,881,000

3,667,000

Accounts payable, accrued expenses and reserves applicable to discontinued operations, less current portion



522,000



864,000

Total liabilities

10,086,000

10,612,000







Commitments and contingencies











Stockholders= equity:





Common stock - $.10 par value

912,000

909,000

Additional paid-in capital

23,555,000

23,538,000

Accumulated deficit

(5,596,000)

(7,477,000)

Deferred compensation

(19,000)

(97,000)

Accumulated other comprehensive income

             9,000

                  2,000


Treasury stock, at cost

18,861,000
(9,802,000)

16,875,000
(9,588,000)

Total stockholders= equity

9,059,000

7,287,000

Total liabilities and stockholders= equity

$19,145,000

$17,899,000



See notes to consolidated financial statements.

Orbit International Corp. and Subsidiaries

Consolidated Statements of Operations




Year ended December 31,



1998

1997

1996






Net sales

$16,351,000

$17,626,000

$16,971,000

Cost of sales

9,516,000

10,023,000

9,361,000

Gross profit

6,835,000

7,603,000

7,610,000









Selling, general and administrative
expenses


5,719,000


5,596,000


5,501,000

Class action litigation settlement

500,000

B

B

Interest expense

328,000

253,000

118,000

Investment and other income, net

(393,000)

(284,000)

(1,320,000)

Income from continuing operations
before income taxes


681,000


2,038,000


3,311,000

Income tax benefit

1,200,000

B

B

Income from continuing operations

1,881,000

2,038,000

3,311,000









Discontinued operations:







Loss from operations

         -



(4,200,000)

Loss from disposal

         -



(4,600,000)

Net income (loss)

$1,881,000

$2,038,000

$(5,489,000)









Income (loss) per common share:







Income from continuing operations:







Basic

$0.30

$0.34

$0.56

Diluted

$0.27

$0.30

$0.53









(Loss) from discontinued operations:







Basic





$(1.48)

Diluted





$(1.42)









Net income (loss):







Basic

$0.30

$0.34

$(0.92)

Diluted

$0.27

$0.30

$(0.89)

See notes to consolidated financial statements.

Orbit International Corp. and Subsidiaries

Consolidated Statements of Stockholders= Equity




Common Stock
25,000,000 Shares








Accumulated




Authorized

Additional









Comprehensive






Shares



Paid-in

Accumulated

Treasury Stock

Deferred

Income






Issued

Amount

Capital

Deficit

Shares

Amount

Compensation

(Loss)

Total












BalanceCDecember 31, 1995

 8,771,000

$   877,000

 $23,285,000

 $(4,026,000)

 (2,885,000)

$(9,588,000)

$B

$(1,230,000)

$9,318,000

Issuance of compensatory stock

 300,000

30,000

233,000

B

B

B

(233,000)

B

30,000

Deferred compensation earned

B

B

B

B

B

B

59,000

B

59,000





















Comprehensive loss:



















Net loss

B

B

B

(5,489,000)

B

B

B

B

(5,489,000)

   Write-off of foreign currency
translation adjustment, included in
discontinued operations



B



B



B



B



B



B



B



1,230,000



   1,230,000

Comprehensive loss

B

B

B

B

B

B

B

B

(4,261,000)

BalanceCDecember 31, 1996

9,071,000

907,000

23,518,000

(9,515,000)

 (2,885,000)

(9,588,000)

(174,000)

(2,000)

5,146,000

Orbit International Corp. and Subsidiaries

Consolidated Statements of Stockholders= Equity (continued)





Common Stock
25,000,000 Shares










Accumulated






Authorized

Additional









Comprehensive






Shares



Paid-in

Accumulated

Treasury Stock

Deferred

Income






Issued

Amount

Capital

Deficit

Shares

Amount

Compensation

(Loss)

Total


BalanceCDecember 31, 1996

9,071,000

$907,000

$23,518,000

$(9,515,000)

 (2,885,000)

$(9,588,000)

$(174,000)

$(2,000)


Deferred compensation earned

B

-

B

B

B

B

77,000

B

$77,000

Exercises of stock options

22,000

2,000

20,000

B

B

B

B

B

22,000

Comprehensive income:



















Net income

B

B

B

2,038,000

B

B

B

B

2,038,000

Unrealized gain on marketable
securities


B


B


B


B


B


B


B


 4,000


4,000

Comprehensive income

B

B

B

B

B

B

 B

B

2,042,000

BalanceCDecember 31, 1997

9,093,000

909,000

23,538,000

(7,477,000)

(2,885,000)

(9,588,000)

(97,000)

2,000

7,287,000

Deferred compensation earned

B

B

B

B

B

B

78,000

B

78,000

Exercises of stock options

25,000

3,000

17,000

B

B

B

B

B

20,000

Purchase of treasury stock

B

B

B

B

(125,000)

(214,000)

B

B

(214,000)

Comprehensive income:



















Net income

B

B

B

1,881,000

B

B

B

B

1,881,000

Unrealized gain on marketable
securities


B


B


B


B


B


B


B


7,000


7,000

Comprehensive income

B

B

B

B

B

B

B

B

1,888,000

BalanceCDecember 31, 1998

9,118,000

$912,000

$23,555,000

$(5,596,000)

(3,010,000)

$(9,802,000)

$(19,000)

$9,000

$9,059,000

See notes to consolidated financial statements

Orbit International Corp. and Subsidiaries

Consolidated Statements of Cash Flows



Year ended December 31,




1998

1997

1996

Cash flows from operating activities




Net income (loss)

$1,881,000

$2,038,000

$(5,489,000)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:







(Credit) provision for doubtful accounts

(25,000)

53,000

B

Depreciation and amortization

139,000

143,000

122,000

Amortization of goodwill

96,000

72,000

919,000

Compensatory issuance of stock and options

78,000

77,000

59,000

Benefit for deferred taxes

(1,200,000)

B

B

Loss on sale of fixed assets

8,000

B

B

Write-off of foreign currency translation

B

 B

1,230,000

Loss on disposal of discontinued operations

B

B

4,600,000

Changes in operating assets and liabilities, excluding effect of acquisition:









Accounts receivable

725,000

16,000

(2,992,000)

Inventories

(770,000)

338,000

914,000

Other current assets

164,000

(58,000)

985,000

Other assets

(62,000)

(132,000)

(268,000)

Accounts payable

103,000

146,000

655,000

Accrued expenses

318,000

(431,000)

(395,000)

Customer advances

785,000

B

B

Assets held for sale, net

185,000

447,000

1,473,000

Accounts payable, accrued expenses and reserves applicable to discontinued operations



(573,000)



(2,296,000)



B

Other long term liabilities

B

B

3,000

Net cash provided by operating activities

1,852,000

413,000

1,816,000

Cash flows from investing activities







Purchases of marketable securities

(5,876,000)

 (4,899,000)

 (17,765,000)

Proceeds from sales of marketable securities

5,035,000

6,363,000

29,237,000

Purchase of property, plant and equipment

(72,000)

(51,000)

(170,000)

Purchase of net assets of acquired company

B

B

 (3,779,000)

Payment of deferred transaction costs

(78,000)

B

B

Net cash (used in) provided by investing activities

(991,000)

1,413,000

7,523,000
</TABLE

Orbit International Corp. and Subsidiaries

Consolidated Statements of Cash Flows (continued)





Year ended December 31,


1998

1997

1996


Cash flows from financing activities




Repayments of long-term debt
$(4,414,000)

$(1,203,000)

$(1,956,000)

Proceeds from long-term debt

3,500,000

116,000

2,482,000

Deferred financing costs

(166,000)

B

B

Decrease in due to factor

(245,000)

(592,000)

(11,242,000)

Proceeds from exercise of stock options

20,000

22,000

B

Purchase of treasury stock

(214,000)

B

B

Proceeds from issuance of performance shares

B

B

30,000

Net cash used in financing activities

(1,519,000)

(1,657,000)

(10,686,000)

Net (decrease) increase in cash and cash equivalents


(658,000)


169,000


(1,347,000)

Cash and cash equivalentsCbeginning of year

1,096,000

927,000

2,274,000

Cash and cash equivalentsCend of year

$438,000

$1,096,000

$927,000








Supplemental cash flow information















Cash paid for interest

$328,000

$497,000

$1,806,000

The Company acquired property, plant and equipment of approximately $87,000 during the year ended December 31, 1997 pursuant to various capital leases.



See notes to consolidated financial statements

1. Organization and Business

The consolidated financial statements include the accounts of Orbit International Corp. and its wholly-owned subsidiaries (collectively, the ACompany@). All significant intercompany transactions have been eliminated in consolidation.

The Company has two reportable segments: (a) the Orbit Instrument division (Electronics Segment) is engaged in the design, manufacture and sale of customized electronic components and subsystems, and (b) the Behlman Electronics subsidiary (Power Units Segment) is engaged in the design and manufacture of distortion free commercial power units, power conversion devices and electronic devices for measurement and display. The Company discontinued its operations in the apparel business in 1996 (see Note 17).

2. Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories

Inventories are priced at the lower of cost (first-in, first-out basis) or market.

Property, Plant and Equipment

Property, plant and equipment is stated at cost. Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives ranging from 8 to 40 years.
Leasehold improvements are amortized using the straight-line method over the remaining life of the lease or the life of the improvement, whichever is less.

Intangible Assets

Excess of cost over the fair value of net assets acquired is being amortized on a straight-line basis over fifteen years.

2. Summary of Significant Accounting Policies (continued)

Investments

The Company=s investment in available-for-sale securities is stated at fair value, with the unrealized gains and losses, net of tax, reported in other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest and dividends on such securities are included in investment income.

Revenue Recognition

Substantially all of the Company=s revenues are recognized from the sale of tangible products.

The Company records sales upon delivery of the units under its manufacturing contracts.

Orbit earned a one-time royalty payment from a former affiliate pursuant to a Stock Purchase Agreement executed in November 1991, which was realized partially during 1996. Such amounts have been included in Investment and other income in the accompanying Consolidated Statements of Operations.

Income Taxes

Income taxes have been provided using the liability method.

Accounting Estimates

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Long-Lived Assets

When impairment indicators are present, the Company reviews the carrying value of its long-lived assets in determining the ultimate recoverability of their unamortized values using future undiscounted cash flow analyses. (See
Note 17-Discontinued Operations, for impairment losses recorded during 1996).

Stock Based Compensation

The Company grants options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option

2. Summary of Significant Accounting Policies (continued)

grants in accordance with APB Opinion No. 25, AAccounting for Stock Issued to Employees@ and related Interpretations because the Company believes the alternate fair value accounting provided for under FASB Statement No. 123, AAccounting for Stock-Based Compensation@ (AStatement 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, compensation expense is not recorded when the exercise price of the Company=s employee stock options equals the market price of the underlying stock on the date of grant.

Fair Value of Financial Instruments

The recorded amounts of cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values principally because of the short-term nature of these items. The fair value of the Company=s long-term obligations is estimated based on the current rates offered to the Company for debt of similar terms and maturities.
Under this method, the Company=s fair value of long-term obligations was not significantly different than the stated value at December 31, 1998 and 1997.

Comprehensive Income

As of January 1, 1998, the Company adopted FASB Statement No. 130, AReporting Comprehensive Income@. Statement 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company=s net income or shareholders= equity. Statement 130 requires unrealized gains or losses on the Company=s available-for-sale securities, which prior to adoption was reported separately in shareholders= equity, to be included in other comprehensive income. The related tax effect on comprehensive income is not material for the periods presented. Prior year consolidated financial statements have been restated to conform to the requirements of Statement 130.

Research and Development

Research and development costs are expensed when incurred. The Company expensed approximately $793,000, $795,000 and $710,000 for research and development during the years ended December 31, 1998, 1997 and 1996, respectively. Such expenses are included in selling, general and administrative expenses.






3. Acquisition

On February 6, 1996, the Company, acquired certain assets subject to certain liabilities of Astrosystems, Inc. and Behlman Electronics, Inc. (collectively, ABehlman@). The assets are primarily used in the business of manufacturing and selling various power supply and power source products. The operations of Behlman have been included in the consolidated financial statements from the date of acquisition. During 1998, the final determination of an inventory valuation dispute resulted in a charge to the Company=s operations of approximately $236,000.

4. Inventories

Inventories consist of the following:




December 31,




1998

1997







Raw materials

$2,609,000

$2,262,000

Work in progress

4,480,000

4,057,000



$7,089,000

$6,319,000

5. Property, Plant and Equipment

Property, plant and equipment are as follows:




December 31,




1998

1997







Land and building

 $2,688,000

$2,688,000

Building and leasehold improvements

293,000

288,000

Machinery and equipment

1,113,000

1,079,000

Furniture and fixtures

543,000

515,000



4,637,000

4,570,000

Accumulated depreciation and amortization

2,370,000

2,228,000



 $2,267,000

$2,342,000






6. Available-For-Sale Securities

The following is a summary of available-for-sale securities:




December 31, 1998






Cost

Estimated
Fair
Value







U.S. Treasury bills

$2,883,000

$2,883,000

Corporate debt securities

881,000

890,000



3,764,000

3,773,000

Restricted value of portfolio used to collateralize credit facility


26,000


26,000

Balance of securities portfolio

$3,738,000

$3,747,000





December 31, 1997






Cost

Estimated
Fair
Value







U.S. Treasury bills

$2,455,000

$2,455,000

Corporate debt securities

468,000

470,000



2,923,000

2,925,000

Restricted value of portfolio used to collateralize credit facility


451,000


451,000

Balance of securities portfolio

$2,472,000

$2,474,000

Under the terms of a credit facility, the Company=s investment portfolio and certain cash balances must be maintained at a minimum collateral value. At December 31, 1998 and 1997, such collateral requirement amounted to approximately $26,000 and $451,000, respectively.

The amortized cost and estimated fair value of marketable debt securities at December 31, 1998 and 1997 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because the issuers of the securities may have the right to repay obligations without prepayment penalties.





December 31, 1998






Cost

Estimated
Fair
Value







Due in one year or less

$3,255,000

$3,256,000

Due after one year through three years

204,000

208,000

Due after three years

305,000

309,000



3,764,000

3,773,000

Restricted value of portfolio used to collateralize credit facility


 26,000


26,000



$3,738,000

$3,747,000





December 31, 1997






Cost

Estimated
Fair
Value







Due in one year or less

$2,455,000

$2,455,000

Due after one year through three years

15,000

15,000

Due after three years

453,000

455,000



2,923,000

2,925,000

Restricted value of portfolio used to collateralize credit facility


451,000


451,000



$2,472,000

$2,474,000


7. Debt

On August 4, 1998, the Company entered into an agreement with a bank that provided for a $950,000 term loan, a $2,550,000 mortgage and a $500,000 settlement loan, collectively the AAgreement@. The Company received the proceeds under the term loan and mortgage during the year ended December 31, 1998 and used such proceeds to repay amounts outstanding under its previous credit agreements. The Company=s long-term debt obligations are as follows:




December 31,




1998

1997

Mortgage noteCcollateralized by certain real estate of the Company , interest at prime (7.75% at December 31, 1998) plus .75%, payable in monthly installments of $14,167 commencing September 1998, with a final payment of $850,000 in September 2008




$2,493,000




$B







Term loanCcollateralized by accounts receivable, inventories and machinery and equipment, interest at prime (7.75% at December 31, 1998) plus .75%, payable in 20 quarterly installments of $47,500 through June 2003




855,000




B







Promissory note payable to the sellers of the East/West divisionCnoninterest bearing, imputed interest at 6%, $250,000 paid in 1997 and 20 quarterly installments of $42,500, including interest, commencing March 31, 2002




850,000




850,000







Note due to the estate of the former principal officer, non-interest bearing, payable in monthly installments through 1999


212,000


289,000







Capitalized lease obligationCcollateralized by certain computer software, interest at 10%, payable in monthly installments of $1,804


64,000


87,000

Term loanCcollateralized by accounts receivable and inventories, interest at prime (8.50% at December 31, 1997) plus 1%


B


3,065,000







Term loanCcollateralized by certain real estate of the Company, interest at prime (8.50% at December 31, 1997) plus 1.5%


B


1,000,000



4,474,000

5,291,000

Less current portion

593,000

1,624,000



$3,881,000

$3,667,000

7. Debt (continued)

Payments due on the Company=s long-term debt for years ending December 31 are as follows:


1999

$593,000

2000

382,000

2001

381,000

2002

530,000

2003

435,000

Thereafter

2,153,000



$4,474,000

The Company=s short-term notes payable aggregated $97,000 at December 31, 1997. This was in connection with the previous credit agreement which paid interest at prime (8.50% at December 31, 1997) plus 1%.

In January 1999, the Company borrowed $500,000 pursuant to the settlement loan portion of the Agreement to partially fund the class action securities litigation settlement of $1,000,000 (see Note 14). Such borrowing is collateralized by accounts receivable, inventories and machinery and equipment, bears interest at prime plus .75% and is payable in 12 quarterly installments of $41,667, commencing March 1999 through December 2001.

Pursuant to the terms of the Agreement, the Company must comply with, among other matters, certain financial covenants which include minimum levels of working capital, debt to equity ratios, debt service coverage and tangible net worth, all as defined. The Company is also precluded from declaring and paying dividends without the consent of the lender. At December 31, 1998, the Company was in default of two financial covenants which were waived by the bank.

8. Common Stock Repurchase Program

In September 1998, the Company=s Board of Directors authorized the repurchase of up to 250,000 shares of the Company=s outstanding common stock. During the year ended December 31, 1998, the Company repurchased 124,800 shares for approximately $214,000.









9. Stock Based Compensation Plans

The Company has stock option plans which provide for the granting of non-qualified or incentive stock options to officers and key employees and non-employee directors. The plans authorize granting of up to 1,500,000 shares to officers and key employees and 150,000 shares to non-employee directors of the Company=s common stock at the market value on the date of such grants. All options are exercisable at times as determined by the Board of Directors, not to exceed ten years from the date of grant.

Pro-forma information regarding net income (loss) and net income (loss) per share is required by Statement 123 and has been determined as if the Company had accounted for its stock options granted under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 1998, 1997 and 1996: risk-free interest rates of 6%; no dividend yield; volatility factors of the expected market price of the Company=s common stock of 47.4%, 59.4% and 85.5% and a weighted-average expected life of the options of 3.0 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company=s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management=s opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.


9. Stock Based Compensation Plans (continued)

For purposes of pro-forma disclosures, the estimated fair value of the options is amortized to expense over the options= vesting period. The Company=s pro-forma information follows:




1998

1997

1996









Income from continuing operations:







As reported

$1,881,000

$2,038,000

$3,311,000

Pro-forma

1,711,000

1,971,000

2,830,000

Basic EPS:







As reported

$0.30

$0.34

$0.56

Pro-forma

0.27

0.32

$0.46

Diluted EPS:







As reported

0.27

0.30

$0.53

Pro-forma

0.25

0.29

$0.42









Net income (loss):







As reported

$1,881,000

$2,038,000

$(5,489,000)

Pro-forma

1,711,000

1,971,000

(5,970,000)

Basic EPS:







As reported

$0.30

$0.34

$(0.92)

Pro-forma

0.27

0.32

(0.96)

Diluted EPS:







As reported

0.27

0.30

(0.89)

Pro-forma

0.25

0.29

(0.89)


9. Stock Based Compensation Plans (continued)

The following table summarizes activity in stock options:



Year ended
December 31, 1998



Year ended
December 31, 1997



Year ended
December 31, 1996







Weighted -
Average



Weighted -
Average



Weighted -
Average



Options

Exercise Price

Options

Exercise Price

Options

Exercise
Price








Outstanding at beginning
of year


1,259,000


$1.34


1,282,000


$0.92


964,000


$1.25

Granted

88,000

2.14

179,000

2.44

333,000

0.92

Forfeited

(197,000)

2.42

(180,000)

1.21

(15,000)

0.92

Exercised

 (25,000)

0.81

 (22,000)

1.01

B

B

Outstanding at end of
year


1,125,000


1.23


1,259,000


1.34


1,282,000


0.92

Exercisable at end of
year


1,057,000




1,080,000




   964,000



Weighted-averagefair
value of options
granted during the
year






$1.34








$1.09








$0.54

The weighted-average remaining contractual life of the options outstanding is three years.

At December 31, 1998, 479,000 shares of common stock were reserved for future issuance of stock options.

In consideration of an executive officer=s entry into an employment agreement during the year ended December 31, 1996, the Company sold to the officer 300,000 shares of its common stock at the par value $.10 per share. The stock is subject to repurchase by the Company, at the same price, in the event of resignation or discharge for cause of the officer. The difference between the fair value of the shares and its issuance price is being charged to operations over a three-year period.


10. Employee Benefit Plans

A profit-sharing and incentive-savings plan provides benefits to certain employees who meet specified minimum service and age requirements. The plan provides for contributions by the Company equal to one-half of employee contributions (but not more than 2% of eligible compensation) and the Company may make additional contributions out of current or accumulated net earnings at the sole discretion of the Company=s Board of Directors.

The Company contributed approximately $208,000, $178,000 and $117,000 to the plan during the years ended December 31, 1998, 1997 and 1996, respectively.

11. Income Taxes

During the year ended December 31, 1998, the Company recorded a current year deferred tax asset and reduced the valuation allowance against its deferred tax assets by $1,200,000, based on its actual and projected operating results, of which $276,000 is classified as current. During the years ended December 31, 1997 and 1996, the Company had cumulative taxable losses and there was no assurance of future taxable income, therefore, a valuation allowance had been established to offset the full amount of net deferred tax assets.

For the years ended December 31, 1997 and 1996, the Company recorded no net income tax provision. At December 31, 1998, the Company has an alternative minimum tax credit of approximately $564,000 with no limitation on the carryforward period, a net operating loss carryforward of approximately $24,705,000 which expires through 2018 and a capital loss carryforward of approximately $2,059,000 which expires in 1999. In addition, a subsidiary whose operations were disposed of in 1991, has various income tax benefits which are available to offset future taxable income of the parent company. These benefits consist of a net operating loss carryforward of approximately $2,405,000 and certain tax credits which amount to approximately $ 541,000 which are available through 1999.













11. Income Taxes (continued)

The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is as follows:




December 31,




1998

1997

1996









Tax at U.S. statutory rates

34.0%

34.0%

34.0%

Foreign and state income taxes, net of
federal tax benefit


7.0


7.0


B

Deferred tax assets

(176.2)

B

B

Net operating and capital losscarryforwards and carrybacks


(41.0)


(41.0)


34.0



(176.2%)

B%

B%

Deferred tax assets and liabilities are comprised of the following:




December 31,




1998

1997

Deferred tax assets:





Alternative minimum tax credit carryforward

$564,000

$564,000

Net operating loss and capital loss carryforwards
(including pre-acquisition net operating loss carryforwards)



9,917,000



9,810,000

Various temporary differences

979,000

745,000

Total deferred tax assets

11,460,000

11,119,000

Valuation allowances

(10,260,000)

(10,977,000)

Net deferred tax assets

1,200,000

142,000

Deferred tax liabilities:





Various temporary differences

B

(142,000)

Net deferred taxes

$1,200,000

$B

12. Significant Customers and Concentrations of Credit Risk

Sales to significant customers accounted for approximately 48% (27% and 21%), 50% (33% and 17%) and 72% (28%, 15%, 17% and 12%) of the Company=s net sales from continuing operations for the years ended December 31, 1998, 1997 and 1996, respectively.

Significant customers of the Company=s Electronics Segment accounted for approximately 80% (34%, 32% and 14%), 84% (38%, 29% and 17%) and 85% (43%,
25% and 17%) of the Electronics Segment=s net sales for the years ended December 31, 1998, 1997 and 1996, respectively.

Significant customers of the Company=s Power Units Segment accounted for approximately 29% (16% and 13%), 44% (27% and 17%) and 45% (29% and 16%) of
the Power Units Segment=s net sales for the years ended December 31, 1998, 1997 and 1996, respectively.

Certain significant customers of the Company sell the Company=s products to the U.S. Government. Accordingly, a substantial portion of the net sales is subject to audit by agencies of the U.S. Government. In the opinion of management, adjustments to such net sales, if any, will not have a material effect on the Company=s financial position or result of operation.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables from its customers. The Company performs credit evaluations on its customers and collateral is generally not required. Credit losses are provided for in the consolidated financial statements during the period in which an impairment has been determined. At times, cash at financial institutions may be in excess of FDIC insurance limits.

13. Leasing Arrangements

Operating leases are for a sales office and certain equipment and vehicles for continuing operations and office, showroom, warehouse and manufacturing facilities for discontinued operations, and are subject to annual increases based on changes in the Consumer Price Index and increases in real estate taxes and certain operating expenses.


13. Leasing Arrangements (continued)

Future minimum lease payments as of December 31, 1998 under operating lease agreements that have initial or remaining noncancellable lease terms in excess of one year are as follows:




Year ending
December 31,


Total



1999

$64,000



2000

51,000



2001

22,000



2002

4,000



Total future minimum lease payments

$141,000

Rent expense for operating leases was approximately $14,000, $13,000 and $41,000 for the years ended December 31, 1998, 1997 and 1996, respectively. Lease commitments attributed to the discontinued operations amounted to approximately $911,000, prior to sublease agreements of approximately $440,000.

14. Commitments and Contingencies

[a]	The Company has employment agreements with its three executive officers which may be terminated by the Company on not less than three years prior notice and with two other principal officers, for aggregate annual compensation of $1,016,000. In the event of a change in control of the Company, the executive officers have the right to elect a lump sum payment representing future compensation due them over the remaining years of their agreements. In addition, the five officers are entitled to bonuses based on a percentage of earnings before taxes, as defined. Total bonus compensation expense was approximately $53,000, $202,000 and $281,000 during the years ended December 31, 1998, 1997 and 1996, respectively.

[b]	On September 23, 1993, a class action securities litigation (AClass Action@)
was commenced by an alleged shareholder of USA Classic (formerly a subsidiary of the Company), against USA Classic and certain of its directors in the U.S.
District Court for the Southern District of New York. The action was commenced on behalf of shareholders,

14. Commitments and Contingencies (continued)

other than the defendants, who acquired their shares from November 20, 1992 (the date of the initial offering) through September 22, 1993, and alleges violations of the Securities Act of 1933 in connection with the offering as well as violations of Section 10b of the Securities Act of 1934. The plaintiffs were seeking compensatory damages as well as fees and expenses.

On February 1, 1994, a Consolidated Amended Complaint was filed in the Class Action. The amended Complaint adds the Company as a defendant and alleges that the Company is a Acontrolling person@ of USA Classic and an Aaider and abettor@ of the alleged violations of the securities laws. On October 4, 1994, a Second Amended and Consolidated Complaint was filed in the Class Action. The Second Amended and Consolidated Complaint restated the allegations against the Company, USA Classic, certain directors and added PaineWebber Incorporated and Ladenburg Thalmann & Co. Inc. (the lead underwriters in the offering) as additional defendants (collectively, the ADefendants@).

On August 21, 1998, the Company and the Defendants entered into a Stipulation and Agreement of Settlement (the ASettlement Agreement@) of the Class Action. Pursuant to the terms of the Settlement Agreement and in complete satisfaction of its obligations thereunder, the Company paid $1,000,000 in January 1999 as its portion to settle the Class Action, of which $500,000 was accrued for at December 31, 1997 and $500,000 was charged to the Company=s operations during the year ended December 31, 1998.

[c]	The Company, in the ordinary course of business is a party to various lawsuits, the outcome of which, in the opinion of management, will not have a material adverse effect on the consolidated financial position, results of operation or cash flows of the Company.

15. Business Segments

The Company operates through two business segments. Its Electronics Segment, through the Orbit Instrument Division, is engaged in the design, manufacture and sale of customized electronic components and subsystems. Its Power Units Segment, through the Behlman Electronics, Inc. subsidiary, is engaged in the design, manufacture and sale of distortion free commercial power units, power conversion devices and electronic devices for measurement and display.

15. Business Segments (continued)

The Company=s reportable segments are business units that offer different products. The Company=s reportable segments are each managed separately as they manufacture and distribute distinct products with different production processes.

The following is the Company=s business segment information as of and for the years ended December 31, 1998, 1997 and 1996:




December 31,


1998

1997

1996

Net sales:




Electronics

$10,250,000

$10,045,000

$10,092,000

Power Units:








Domestic

5,166,000

6,381,000

5,904,000 (a)

Foreign

935,000

1,200,000

975,000 (a)


Total Power Unites

6,101,000

7,581,000

6,879,000

Total net sales

16,351,000

17,626,000

16,971,000









Income (loss) from continuing operations:







Electronics

2,412,000

2,457,000

2,581,000

Power Units

(461,000)

634,000

659,000

General corporate expenses not allocated

(1,335,000) (b)

(1,083,000)

(1,131,000)

Interest expense

(328,000)

(253,000)

(118,000)

Investment and other income, net

393,000

283,000

1,320,000

Income from continuing operations before income taxes


$681,000


$2,038,000


$3,311,000



December 31,




1998

1997

Assets:





Electronics

$7,863,000

$8,033,000

Power Units

3,964,000

3,967,000

General corporate assets not allocated

7,238,000

5,634,000

Assets held for sale, net

80,000

265,000

Total assets

$19,145,000

$17,899,000

(a) The Power Units Segment was acquired on February 6, 1996.
(b) Includes $500,000 charge for the class action securities litigation settlement (see Note 14).


16. Income (Loss) Per Common Share

The following table sets forth the computation of basic and diluted income
(loss) per common share:



December 31,



1998

1997

1996

Denominator:




Denominator for basic income (loss) per
share-weighted-average common shares


6,182,000


6,070,000


5,961,000











Effect of dilutive securities:







Employee and directors stock options

618,000

558,000

89,000

Warrants

173,000

157,000

58,000

Unearned stock award

18,000

81,000

77,000

Dilutive potential common shares

809,000

796,000

224,000

Denominator for diluted income (loss) per share-weighted-average common shares and assumed conversions



6,991,000



6,886,000



6,185,000

The numerator for basic and diluted income (loss) per share for the years ended December 31, 1998, 1997 and 1996 is the income from continuing operations and net income (loss) for all such years.

17. Discontinued Operations

On August 6, 1996, the Board of Directors of the Company adopted a plan to dispose of its U.S. and Canadian apparel operations. The Company estimated the loss on the discontinuance to be approximately $8,800,000, including approximately $4,200,000 of operating losses and approximately $4,600,000 of estimated losses on the disposal of the operations.

In the fourth quarter of 1996, the Company entered into a three-year license agreement with a third party pursuant to which the Company granted the right to manufacture and sell ladies apparel under the AEast/West@ trademark in the U.S. and Canada. The Company has otherwise ceased operations of the East/West division and the Company=s East End Apparel Group, Ltd. subsidiary. Accordingly, the Company completed the disposal of its U.S. apparel operations in December 1996.


17. Discontinued Operations (continued)

The Canadian apparel operations had been operated through the Company=s three wholly-owned subsidiaries in Canada; Canada Classique (AClassique@), Winnipeg Leather (1991) Inc. (AWinnipeg Leather@) and Symax Garment Co. (1993) Ltd. (ASymax@). Pursuant to the Company=s plans to dispose of its apparel operations, it recorded an impairment loss of approximately $793,000 related to the Canadian apparel operations in 1996. On March 12, 1997, the Company commenced bankruptcy proceedings against Classique and Winnipeg Leather. Classique and Winnipeg Leather are now in bankruptcy and the Company appointed a receiver and manager for the purpose of liquidating their assets. All assets have been sold and the proceeds from the sale of such assets were used to pay down the outstanding obligations to its secured lender. Consequently, all operations of the Canadian apparel operations were terminated during 1997. On March 7, 1997, substantially all of the assets of Symax, which manufactured and sold private label men=s outerwear in Vancouver, British Columbia, Canada, were sold to a third-party.

Amounts previously reported for the apparel segments during 1996 have been restated to give effect to recording of the discontinued operations in the accompanying consolidated statements of operations. The operating results of the discontinued operations for the year ended December 31, 1996 are summarized as follows:


Sales

$26,235,000

Loss from operations

$(4,200,000)

Loss from disposal

$(4,600,000)









At December 31, 1998, the assets and liabilities of the discontinued operations consisted primarily of certain current assets, accrued expenses and other reserves. At December 31, 1997, the assets and liabilities of the discontinued operations consisted primarily of accounts receivable, inventories, accounts payable, accrued expenses and other reserves.


Orbit International Corp. and Subsidiaries

Schedule IICValuation and Qualifying Accounts






Additions








Balance at

Charged to

Charged to



Balance at



Beginning

Costs

Other Accounts-

Deductions-

End of

Description

of Period

and Expenses

Describe

Describe

Period












Year ended December 31, 1998:



<



Reserves and allowances deducted from asset accounts:











Reserve for estimated doubtful accounts and allowance


$203,000


$B


$B


$25,000(a)


$178,000

Valuation allowance on deferred tax assets

10,977,000

B



717,000(c)

10,260,000













Year ended December 31, 1997:











Reserves and allowances deducted from asset accounts:











Reserve for estimated doubtful accounts and allowance


150,000


53,000


B


B


203,000

Valuation allowance on deferred tax asset

10,249,000

B

728,000(b)

B

10,977,000













Year ended December 31, 1996:











Reserves and allowances deducted from asset accounts:











Reserve for estimated doubtful accounts and allowance


150,000(d)


B


B


B


150,000

Valuation allowance on deferred tax asset

14,220,000

B

B

3,971,000(a)

10,249,000

(a) Reduction in allowances
(b) Increase to allowance
(c) Reduction in valuation allowance for deferred tax assets
(d) Restated to exclude all activity related to discontinued operations